Exhibit 99.3
[LETTERHEAD OF TWP]
CONFIDENTIAL
November 20, 2006
The Board of Directors
Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Dear Members of the Board:
     We hereby consent to the inclusion of our opinion letter as an annex to, and to the reference thereto under the captions Background and Opinion of Internap’s Financial Advisor in the proxy statement/prospectus relating to the proposed merger transaction involving Internap Network Services Corporation (“Buyer”) and VitalStream Holdings, Inc. (“Seller”), which proxy statement/prospect is a part of the Registration Statement on Form S-4 of Buyer. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
/s/ Thomas Weisel Partners LLC
THOMAS WEISEL PARTNERS LLC